================================================================================

                                                                     EXHIBIT 4.1


                         COBBLESTONE GOLF GROUP, INC.

                                    ISSUER,

                                      AND

                          THE GUARANTORS NAMED HEREIN

                                      AND

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                    TRUSTEE


                          __________________________


                                   INDENTURE



                            Dated as of June 4, 1996


                          ___________________________



                                  $70,000,000
                         11 1/2% Senior Notes due 2003



 ===============================================================================

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions.................................................   1
                -----------
SECTION 1.2.    Incorporation by Reference of TIA...........................  17
                ---------------------------------
SECTION 1.3.    Rules of Construction.......................................  18
                ---------------------

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.    Form and Dating.............................................  19
                ---------------
SECTION 2.2.    Execution and Authentication................................  19
                ----------------------------
SECTION 2.3.    Registrar and Paying Agent..................................  20
                --------------------------
SECTION 2.4.    Paying Agent to Hold Assets in Trust........................  20
                ------------------------------------
SECTION 2.5.    Securityholder Lists........................................  21
                --------------------
SECTION 2.6.    Transfer and Exchange.......................................  21
                ---------------------
SECTION 2.7.    Replacement Securities......................................  27
                ----------------------
SECTION 2.8.    Outstanding Securities......................................  27
                ----------------------
SECTION 2.9.    Treasury Securities.........................................  28
                -------------------
SECTION 2.10.   Temporary Securities........................................  28
                --------------------
SECTION 2.11.   Cancellation................................................  28
                ------------
SECTION 2.12.   Defaulted Interest..........................................  28
                ------------------


                                  ARTICLE III

                                   REDEMPTION

SECTION 3.1.    Right of Redemption.........................................  30
                -------------------
SECTION 3.2.    Notices to Trustee..........................................  30
                ------------------
SECTION 3.3.    Selection of Securities to Be Redeemed......................  30
                --------------------------------------
SECTION 3.4.    Notice of Redemption........................................  31
                --------------------
SECTION 3.5.    Effect of Notice of Redemption..............................  32
                ------------------------------
SECTION 3.6.    Deposit of Redemption Price.................................  32
                ---------------------------
SECTION 3.7.    Securities Redeemed in Part.................................  32
                ---------------------------

                                                                           PAGE
                                                                           ----

                                  ARTICLE IV

                                   COVENANTS

SECTION 4.1.    Payment of Securities......................................  33
                ---------------------
SECTION 4.2.    Maintenance of Office or Agency............................  33
                -------------------------------
SECTION 4.3.    Limitation on Restricted Payments..........................  33
                ---------------------------------
SECTION 4.4.    Corporate and Partnership Existence........................  35
                -----------------------------------
SECTION 4.5.    Payment of Taxes and Other Claims..........................  36
                ---------------------------------
SECTION 4.6.    Maintenance of Properties and Insurance....................  36
                ---------------------------------------
SECTION 4.7.    Compliance Certificate; Notice of Default..................  37
                -----------------------------------------
SECTION 4.8.    Reports....................................................  37
                -------
SECTION 4.9.    Limitation on Status as Investment Company.................  38
                ------------------------------------------
SECTION 4.10.   Limitation on Transactions with Affiliates.................  38
                ------------------------------------------
SECTION 4.11.   Limitation on Incurrence of Additional Indebtedness and
                -------------------------------------------------------
                Disqualified Capital Stock.................................  38
                -----------------------------
SECTION 4.12.   Limitations on Dividends and Other Payment Restrictions
                -------------------------------------------------------
                Affecting Subsidiaries.....................................  40
                ----------------------
SECTION 4.13.   Limitations on Liens.......................................  40
                --------------------
SECTION 4.14.   Limitation on Sales of Assets and Subsidiary Stock.........  41
                --------------------------------------------------
SECTION 4.15.   Waiver of Stay, Extension or Usury Laws....................  45
                ---------------------------------------
SECTION 4.16.   Rule 144A Information Requirement..........................  45
                ---------------------------------
SECTION 4.17.   Restriction on Sale and Issuance of Subsidiary Stock.......  45
                ----------------------------------------------------
SECTION 4.18.   Future Subsidiary Guarantors...............................  46
                ----------------------------
SECTION 4.19.   Limitations on Lines of Business...........................  46
                --------------------------------

                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION 5.1.    Limitation on Merger, Sale or Consolidation................  46
                -------------------------------------------
SECTION 5.2.    Successor Corporation Substituted..........................  47
                ---------------------------------

                                                                            PAGE
                                                                            ----

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.   Events of Default..........................................  47
               -----------------
SECTION 6.2.   Acceleration of Maturity Date; Rescission and Annulment....  49
               -------------------------------------------------------
SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement by
               -------------------------------------------------------
               Trustee....................................................  50
               -------
SECTION 6.4.   Trustee May File Proofs of Claim...........................  51
               --------------------------------
SECTION 6.5.   Trustee May Enforce Claims Without Possession of Securities  52
               -----------------------------------------------------------
SECTION 6.6.   Priorities.................................................  52
               ----------
SECTION 6.7.   Limitation on Suits........................................  53
               -------------------
SECTION 6.8.   Unconditional Right of Holders to Receive Principal,
               ---------------------------------------------------
               Premium and Interest.......................................  53
               --------------------
SECTION 6.9.   Rights and Remedies Cumulative.............................  54
               ------------------------------
SECTION 6.10.  Delay or Omission Not Waiver...............................  54
               ----------------------------
SECTION 6.11.  Control by Holders.........................................  54
               ------------------
SECTION 6.12.  Waiver of Past Default.....................................  54
               ----------------------
SECTION 6.13.  Undertaking for Costs......................................  55
               ---------------------
SECTION 6.14.  Restoration of Rights and Remedies.........................  55
               ----------------------------------

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.1.   Duties of Trustee..........................................  56
               -----------------
SECTION 7.2.   Rights of Trustee..........................................  57
               -----------------
SECTION 7.3.   Individual Rights of Trustee...............................  58
               ----------------------------
SECTION 7.4.   Trustee's Disclaimer.......................................  58
               --------------------
SECTION 7.5.   Notice of Default..........................................  58
               -----------------
SECTION 7.6.   Reports by Trustee to Holders..............................  58
               -----------------------------
SECTION 7.7.   Compensation and Indemnity.................................  59
               --------------------------
SECTION 7.8.   Replacement of Trustee.....................................  60
               ----------------------
SECTION 7.9.   Successor Trustee by Merger, Etc...........................  61
               --------------------------------
SECTION 7.10.  Eligibility; Disqualification..............................  61
               -----------------------------
SECTION 7.11.  Preferential Collection of Claims Against Company..........  61
               -------------------------------------------------

                                                                           PAGE
                                                                           ----

                                     ARTICLE VIII

                  DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.   Discharge; Option to Effect Legal Defeasance or Covenant Defeasance  61
               -------------------------------------------------------------------
SECTION 8.2.   Legal Defeasance and Discharge.....................................  62
               ------------------------------
SECTION 8.3.   Covenant Defeasance................................................  62
               -------------------
SECTION 8.4.   Conditions to Legal or Covenant Defeasance.........................  63
               ------------------------------------------
SECTION 8.5.   Deposited Cash and U.S. Government Obligations to be...............  64
               ----------------------------------------------------
               Held in Trust; Other Miscellaneous Provisions......................  64
               ---------------------------------------------
SECTION 8.6.   Repayment to the Company...........................................  64
               ------------------------
SECTION 8.7.   Reinstatement......................................................  65
               -------------

                                     ARTICLE IX

                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.   Supplemental Indentures Without Consent of Holders.................  65
               ----------------------------------------------------
SECTION 9.2.   Amendments, Supplemental Indentures and Waivers with
               ----------------------------------------------------
               Consent of Holders.................................................  66
               ------------------
SECTION 9.3.   Compliance with TIA................................................  68
               ------------------
SECTION 9.4.   Revocation and Effect of Consents..................................  68
               --------------------------------
SECTION 9.5.   Notation on or Exchange of Securities..............................  69
               -------------------------------------
SECTION 9.6.   Trustee to Sign Amendments, Etc....................................  69
               -------------------------------

                                     ARTICLE X

                            MEETINGS OF SECURITYHOLDERS

SECTION 10.1.  Purposes for Which Meetings May Be Called..........................  69
               -----------------------------------------
SECTION 10.2.  Manner of Calling Meetings.........................................  70
               --------------------------
SECTION 10.3.  Call of Meetings by the Company or Holders.........................  70
               ------------------------------------------
SECTION 10.4.  Who May Attend and Vote at Meetings................................  70
               -----------------------------------
SECTION 10.5.  Regulations May Be Made by Trustee; Conduct of the
               --------------------------------------------------
               Meeting; Voting Rights; Adjournment................................  71
               -----------------------------------
SECTION 10.6.  Voting at the Meeting and Record to Be Kept........................  71
               -------------------------------------------
SECTION 10.7.  Exercise of Rights of Trustee or Securityholders May...............  71
               ----------------------------------------------------
               Not Be Hindered or Delayed by Call of Meeting......................  72
               ---------------------------------------------

                                                                            PAGE
                                                                            ----

                                        ARTICLE XI

                               RIGHT TO REQUIRE REPURCHASE

SECTION 11.1.   Repurchase of Securities at Option of the Holder Upon a
                --------------------------------------------------------
                Change of Control..........................................   72
                -----------------

                                         ARTICLE XII

                                          GUARANTEE

SECTION 12.1.   Guarantee..................................................   75
                ---------
SECTION 12.2.   Execution and Delivery of Guarantee........................   76
                -----------------------------------
SECTION 12.3.   Future Guarantors..........................................   77
                -----------------
SECTION 12.4.   Certain Bankruptcy Events..................................   77
                -------------------------

                                         ARTICLE XIII

                                         MISCELLANEOUS

SECTION 13.1.   TIA Controls...............................................   77
                ------------
SECTION 13.2.   Notices....................................................   77
                -------
SECTION 13.3.   Communications by Holders with Other Holders...............   78
                --------------------------------------------
SECTION 13.4.   Certificate and Opinion as to Conditions Precedent.........   79
                --------------------------------------------------
SECTION 13.5.   Statements Required in Certificate or Opinion..............   79
                ---------------------------------------------
SECTION 13.6.   Rules by Trustee, Paying Agent, Registrar..................   79
                -----------------------------------------
SECTION 13.7.   Legal Holidays.............................................   79
                --------------
SECTION 13.8.   Governing Law..............................................   79
                -------------
SECTION 13.9.   No Adverse Interpretation of Other Agreements..............   80
                ---------------------------------------------
SECTION 13.10.  No Recourse Against Others.................................   80
                --------------------------
SECTION 13.11.  Successors.................................................   80
                ----------
SECTION 13.12.  Duplicate Originals........................................   81
                -------------------
SECTION 13.13.  Severability...............................................   81
                ------------
SECTION 13.14.  Table of Contents, Headings, Etc...........................   81
                --------------------------------
SECTION 13.15.  Qualification of Indenture.................................   81
                --------------------------
SECTION 13.16.  Registration Rights........................................   81
                -------------------

                SIGNATURES.................................................   83

EXHIBIT A       FORM OF SECURITY...........................................  A-1

                                                                                     PAGE
                                                                                     ----
EXHIBIT B       FORM OF GUARANTEE..................................................... B-1

                     CROSS-REFERENCE TABLE

    TIA                                                  INDENTURE
  SECTION                                                 SECTION
                                                          -------
310(a)(1)..............................................   7.10
 (a)(2)................................................   7.10
 (a)(3)................................................   N.A.
   (a)(4)..............................................   N.A.
   (a)(5)..............................................   7.10
   (b).................................................   7.8
                                                          7.10;
                                                          14.2
 (c)...................................................   N.A.
311(a).................................................   7.11
   (b).................................................   7.11
   (c).................................................   N.A.
312(a).................................................   2.5
   (b).................................................   14.3
   (c).................................................   14.3
313(a).................................................   7.6
   (b)(1)   ...........................................   N.A.
   (b)(2)..............................................   7.6
   (c).................................................   7.6;
                                                          14.2
   (d).................................................   7.6
314(a).................................................   4.7(a);
                                                          4.8;
                                                          13.2
   (b).................................................   N.A.
   (c)(1)..............................................   2.2;
                                                          7.2;
                                                          14.4
   (c)(2)..............................................   7.2;
                                                          14.4
   (c)(3)..............................................   N.A.
   (d).................................................   N.A.
   (e).................................................   14.5
   (f).................................................   N.A.
315(a).................................................   7.1(b)
   (b).................................................   7.5;
                                                          7.6;
                                                          14.2

    TIA                                                  INDENTURE
  SECTION                                                 SECTION
  -------                                                 -------
    (c)..............................................     7.1(a)
    (d)..............................................     2.8;
                                                          6.11;
                                                          7.1(b),
                                                             (c)
    (e)..............................................     6.13
316(a)(last sentence)................................     2.9
    (a)(1)(A)........................................     6.11
    (a)(1)(B)........................................     6.12
    (a)(2)...........................................     N.A.
    (b)..............................................     6.12;
                                                          6.7
 317(a)(1)...........................................     6.3
    (a)(2)...........................................     6.4
    (b)..............................................     14.1

__________

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

               INDENTURE, dated as of June 4, 1996, by and among Cobblestone Golf Group, Inc., a Delaware corporation (the "Company"), the Guarantors referred to below and Norwest Bank Minnesota, National Association, as Trustee.

               Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 11 1/2% Series A Senior Notes due 2003 and the class of 11 1/2% Series B Senior Notes due 2003 to be exchanged for the 11 1/2% Series A Senior Notes due 2003:


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.1.  Definitions.
                             -----------

               "Acquired Indebtedness" means Indebtedness of any person existing at the time such person becomes a subsidiary of such person or is merged or consolidated into or with such person or one of its subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a subsidiary of such person.

               "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

               "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of the Guarantors, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause
(i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, the term Affiliate shall not include Subsidiary Guarantors.

               "Agent" means any Registrar, Paying Agent or co-Registrar.

               "Assets to Be Disposed of" means assets identified in an Officer's Certificate at the time of an Acquisition as assets the Company or the acquiring Subsidiary intends to dispose of within 180 days of such Acquisition.

               "Asset Sale" shall have the meaning specified in Section 4.14 of this Indenture.

               "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

               "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

               "beneficial owner," for purposes of the definition of Change of Control, has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or (unless not within the control of such person) upon the occurrence of certain events.

               "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

               "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

               "Brentwood Agreement" means the Corporate Development and Administrative Services Agreement dated September 30, 1992 between the Company and Brentwood Buyout Partners, L.P., as amended as of the Issue Date.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

               "Capital Stock" means, with respect to any person, any capital stock of such person and shares, interests, participations or other ownership interests (however designated) of any person and any rights (other than debt securities convertible into corporate stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such person if such person is a corporation and each general and limited partnership interest of such person if such person is a partnership.

               "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

               "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

               "Change of Control" means (i) the Investor Group is no longer the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the Company and (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more of the total voting power in the aggregate outstanding normally entitled to vote in elections of directors of the Company than is owned collectively by Brentwood Golf Partners, L.P. and James A. Husband.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

               "Consolidated Cash Flow Ratio" of any person on any date of determination (the "Transaction Date"), means the ratio, on a pro forma basis, of (a) the aggregate amount of consolidated Indebtedness of such person on the Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) during the Reference Period; provided, however, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Cash Flow Ratio shall be assumed to have occurred on the first day of the Reference Period and (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

               "Consolidated Depreciation and Amortization Expenses" for any person means the total depreciation and amortization for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

               "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization Expenses (including any accelerations thereof) and (iii) Consolidated Fixed Charges.

               "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness,
(ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, (b) one-third of rental expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends accrued or payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

               "Consolidated Income Tax Expense" for any person means the total net income tax expenses for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

               "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including without limitation any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

               "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

               "Consolidated Tangible Net Worth" of any person at any date means the total assets of such person and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, less (a) the total liabilities appearing on such balance sheet, and
(b) intangible assets. For purposes hereof, "intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; and (iii) unamortized debt discount and expense, less unamortized premium.

               "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

               "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

               "Debt Incurrence Ratio" shall have the meaning specified in paragraph (1) of Section 4.11 of this Indenture.

               "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

               "Defaulted Interest" shall have the meaning specified in Section
2.12 of this Indenture.

               "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 3 and 6 thereof.

               "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 of this Indenture as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

               "Disqualified Capital Stock" means (a) except as set forth in
(b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no special rights and no preference, privileges, or redemption or repayment provisions.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "Exchange Securities" means the 11 1/2% Series B Senior Notes due 2003, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company and the Guarantors pursuant to the Registration Rights Agreement that contains the changes referred to in footnotes 1 and 2 to the form of Security attached hereto as Exhibit A.

               "Existing Assets" means assets of the Company and its Subsidiaries existing at the Issue Date (other than Cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale of such assets and assets acquired in whole or in part with proceeds from the sale from any such assets.

               "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

               "Global Security" means a Security that contains the paragraph referred to in footnote 3 and the additional schedule referred to in footnote 6 to the form of Security attached hereto as Exhibit A.

               "Guarantors" means Escondido Consulting, Inc., a California corporation, Cobblestone Texas, Inc., a Texas corporation, Pecan Grove Golf Club, Inc., a Texas corporation, Foothills Holding Company, Inc., a Nevada corporation, Bellows Golf Group, Inc., an Arizona corporation, Carmel Mountain Ranch Golf Club, Inc., a California corporation, OVLC Management Corp., a California corporation, OVLC Financial Corp., a California corporation, CSR Golf Group, Inc., a Texas corporation, Lakeway Golf Clubs, Inc., a Texas corporation, Woodcrest Golf Club, Inc., a Texas corporation, Virginia Golf Country Club, Inc., a Virginia corporation, Ocean Vista Land Company, a California corporation ("OVLC"), Golf Course Inns of America, Inc., a California corporation, Oceanside Golf Management Corp., a California corporation, Whispering Palms Country Club Joint Venture, a California general partnership, C-RHK, Inc., a California corporation, The Liquor Club at Pecan Grove, Inc., a Texas corporation, Lakeway Clubs, Inc., a Texas corporation, TGFC Corp., a Texas corporation, CEL Golf Group, Inc., a Georgia corporation, and such other Persons as shall become a party to this Indenture upon compliance with the covenant relating thereto contained in Section 4.18 of this Indenture.

               "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

               "Holdings" means Cobblestone Golf Holdings, Inc., a Delaware corporation, and the sole stockholder of the Company.

               "Incur" shall have the meaning specified in Section 4.11 of this Indenture.

               "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than ninety days past their original due date, or for which adequate reserves have been established while such amounts are being contested in good faith) those incurred in the ordinary course of its business that would ordinarily constitute a trade payable to trade creditors,
(iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) in respect of Capitalized Lease Obligations, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) and (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; (d) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or this clause (e), whether or not between or among the same parties.

               "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

               "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and BA Securities, Inc, severally, and not jointly.

               "Initial Securities" means the 11 1/2% Series A Senior Notes due 2003, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contains the changes referred to in footnotes 4, 5 and 7 to the form of Security attached hereto as Exhibit A.

               "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

               "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

               "Investment" by any person in any other person means (without duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than the Guarantees of the Securities, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an "Investment" in an amount equal to the fair market value of the net assets of any person (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such person, in an amount equal to the Investments being made), at the time that such person is designated an Unrestricted Subsidiary or, if such designation is made pursuant to clause
(i)(c) of the definition of Unrestricted Subsidiary, in an amount equal to the sum of the Investments being made and the consideration paid by the Company and its Subsidiaries to effect such Acquisition (excluding, for this purpose only, Qualified Capital Stock of the Company issued in connection therewith). Any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company, shall be deemed an "Investment" valued at its fair market value at the time of such transfer.

               "Investor Group" means any one or more of the stockholders of Holdings immediately prior to the Issue Date and any one or more Affiliates of such persons.

               "Issue Date" means the date of first issuance of the Securities under this Indenture.

               "Legal Holiday" shall have the meaning specified in Section 13.7.

               "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

               "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Offer to Purchase).

               "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for Cash on or after the Issue Date, the amount of Cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in the current or next succeeding taxable year of sale in connection with such Asset Sale.

               "New Credit Facility" means the credit agreement to be dated as of June 4, 1996 by and among the Company, Holdings, Bank of America NT&SA, individually and as agent, and certain financial institutions, providing for (A) an aggregate $45,000,000 million reducing revolving loan facility, and (B) an aggregate $5,000,000 million working capital revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the New Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the New Credit Facility and all refundings, refinancings and replacements of the New Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided, however, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.11 of this Indenture or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

               "Non-recourse Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries to the extent that (i) under the terms thereof or pursuant to law, no personal recourse may be had against the Company or its Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness (or such portion), and enforcement of obligations on such Indebtedness (or such portion), (except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects) is limited only to recourse against interests in specified assets and property (the "Subject Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets; (ii) such Indebtedness is incurred in connection with the acquisition of such Subject Asset for the business of the Company or such Subsidiaries, including Indebtedness assumed, which Indebtedness existed at the time of the acquisition of such Subject Asset; (iii) such Indebtedness was incurred at the time of such acquisition of such Subject Asset; and (iv) no proceeds from the sale of Existing Assets were used to acquire such Subject Asset.

               "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture.

               "Officer" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor.

               "Officers' Certificate" means, with respect to the Company or such Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5 of this Indenture.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.4 and 13.5 of this Indenture.

               "Paying Agent" shall have the meaning specified in Section 2.3 of this Indenture.

               "Permitted Indebtedness" means, without duplication, any of the following: (a) the Company and the Guarantors may incur Indebtedness in respect of Capitalized Lease Obligations and Non-recourse Purchase Money Indebtedness in the ordinary course of business, in amounts and for the purposes customary in the Company's industry; provided, however, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to Refinance, refund or replace such Indebtedness) shall at no time exceed $10,000,000; (b) the Company may incur Indebtedness to any wholly owned Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any wholly owned Subsidiary Guarantor or to the Company; provided, that such obligations shall be subordinated in all respects to the Company's obligations, or such Guarantor's obligations pursuant to its Guarantee of the Company's obliga tions pursuant to this Indenture and the Securities; and (c) Indebtedness of the Company and the Guarantors outstanding on the Issue Date after giving effect to the implementation of the New Credit Facility.

               "Permitted Liens" means any of the following: (a) Liens existing on the Issue Date (including Liens in favor of the Trustee arising under the Indenture and Liens securing Indebtedness permitted to be incurred pursuant to the New Credit Facility in compliance with Section 4.11(5) of this Indenture), after giving effect to the implementation of the New Credit Facility, and any extension, renewal, replacement or refinancing, in whole or in part, of any such Lien so long as (1) the amount of security is not increased thereby, (2) the aggregate amount secured by such Lien after such extension, renewal, replacement or refinancing does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection therewith) the aggregate amount secured thereby prior thereto and (3) the Indebtedness secured by such Lien, if any, is permitted under Section 4.11 of this Indenture; (b) Liens for taxes, assessments or other governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings by a person if adequate reserves or other appropriate provisions with respect thereto are maintained on the books of such person to the extent required in accordance with GAAP; (c) statutory Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law and Liens on deposits made to obtain the release of such Liens if (1) the underlying obligations are not overdue for a period of more than sixty days or (2) such Liens are being contested in good faith and by appropriate proceedings by such person and adequate reserves with respect thereto are maintained on the books of such person in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than in connection with any borrowing of money or any commitment to loan any money or to extend any credit), leases, statutory obligations, surety and appeal bonds and other obligations of a like nature, and pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation, in each case made or incurred in the ordinary course of business consistent with industry practices; (e) easements, rights-of-ways, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by such person) or interfere with the ordinary conduct of the business of such person; provided, that any such Liens are not incurred for the benefit of any borrowing of money or any commitment to loan any money or to extend any credit; (f) Liens arising by operation of law in connection with judgments to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) Liens securing Non-recourse Purchase Money Indebtedness permitted to be incurred under the Indenture, provided, that each such Lien relates only to the property which is subject to such Non-recourse Purchase Money Indebtedness; (h) any customary retention of title by the lessor under a Capitalized Lease Obligation incurred in compliance with
Section 4.11 of this Indenture; (i) Liens that secure Acquired Indebtedness, provided, in each case, that such Liens do not secure any other property or assets and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation, and any extension, renewal, replacement or refinancing, in whole or in part, of any such Lien so long as (1) the amount of security is not increased thereby, (2) the aggregate amount secured by such Lien after such extension, renewal, replacement or refinancing does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection therewith) the aggregate amount secured thereby prior thereto and (3) the Indebtedness secured by such Lien, if any, is permitted under Section 4.11 of this Indenture; (j) Liens that secure Indebtedness incurred pursuant to clause
(1) of Section 4.11 of this Indenture, provided, that (i) after giving effect on a pro forma basis to such Incurrence and the use of proceeds therefrom, the Debt Incurrence Ratio is no greater than 5 to 1 and (ii) the aggregate amount secured by any such Lien does not exceed the aggregate amount of such Indebtedness; and
(k) Liens that secure Indebtedness under the New Credit Facility Incurred either
(i) pursuant to clause (5) of Section 4.11 of this Indenture or (2) pursuant to clause (1) of Section 4.11 of this Indenture, provided, that after giving effect on a pro forma basis to such Incurrence and the use of proceeds therefrom, the Debt Incurrence Ratio is no greater than 5 to 1.

               "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

               "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

               "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

               "Public Equity Offering" means an underwritten offering of common stock of the Company or Holdings pursuant to an effective registration statement under the Securities Act after which the common stock of the Company or Holdings, as applicable, is listed on a national securities exchange or quoted on the Nasdaq National Market.

               "Purchase Agreement" means that certain Purchase Agreement dated May 29, 1996 by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

               "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

               "Qualified Exchange" means any defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock.

               "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

               "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

               "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

               "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture; provided, however, that the Consolidated Fixed Charges of such person, to the extent such person has been in existence for a shorter period than four full fiscal quarters, shall be computed on an annualized basis.

               "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disquali-fied Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, however, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

               "Registrar" shall have the meaning specified in Section 2.3 of this Indenture.

               "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 4, 1996 by and among the Initial Purchasers, the Company and the Guarantors, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

               "Related Business" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

               "Restricted Investment" means, in one or a series of related transactions, any Investment, other than (a) in Cash Equivalents, (b) intercompany notes to the extent permitted under "Permitted Indebtedness," (c) Investments in existence on the Issue Date and (d) Investments in wholly owned Subsidiary Guarantors (including Investments as a direct result of which the surviving entity is or becomes the Company or a direct wholly owned Subsidiary Guarantor).

               "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person;

provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company or to any of its Subsidiaries by the Company or any of its Subsidiaries, provided, however, that such payment by a Subsidiary which is not wholly owned by the Company and/or its wholly owned Subsidiaries shall constitute a "Restricted Payment" to the extent not paid on a pro rata basis in accordance with its organizational documents as in effect on the later of the Issue Date and the time such person first became a Subsidiary of the Company; or (iii) loans or advances to any Subsidiary Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor.

               "Restricted Security" means a Security, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

               "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

               "Significant Subsidiary," with respect to any person, means a Subsidiary of such person which, as of the end of such person's most recent fiscal quarter, had a Consolidated Tangible Net Worth equal to at least 5% of the Consolidated Tangible Net Worth of such person as of such date.

               "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12 of this Indenture.

               "Stated Maturity," when used with respect to any Security, means June 1, 2003.

               "Strategic Investors" means any person whose principal line of business activity is a Related Business and (a) whose total market capitalization is in excess of $500,000,000 as measured by the sum of the aggregate principal dollar amount of its Indebtedness plus the aggregate dollar value of its Capital Stock (as measured by the per share price of its Capital Stock multiplied by the number of outstanding shares of such Capital Stock) or (b) in the case of a person without publicly traded Capital Stock, whose private market value, as determined by the Board of Directors of the Company consistent with advice obtained from an independent, nationally recognized investment banking firm, is in excess of $500,000,000.

               "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary that is subordinated in right of payment to the Securities or, if applicable, a Guarantee in respect thereof in any respect, or has a stated maturity on or after the Stated Maturity.

               "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) a partnership in which a person or a subsidiary of such person is, at the date of determination, a general partner of such partnership and in which such person or a subsidiary of such person has a majority of the economic interests or (iii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company.

               "Subsidiary Guarantor" means a Guarantor that is also a Subsidiary of the Company.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

               "Tax Sharing Agreement" means any agreements between the Company and Holdings pursuant to which the Company may make payments to Holdings with respect to the Company's Federal, state, or local income or franchise tax liabilities where the Company is included in a consolidated, unitary or combined return filed by Holdings; provided, that the payment by the Company under such agreement shall not exceed the liability of the Company for such taxes if it had filed income tax returns as a separate company.

               "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 of this Indenture.

               "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

               "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, however, that such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, and immediately prior thereto and after giving pro forma effect to such designation (i) either (a) the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio, (b) such subsidiary, at the time of designation, has no assets or (c) such subsidiary is designated an "Unrestricted Subsidiary" at the time of Acquisition by the Company or its Subsidiaries and (ii) there would not exist a Default or Event of Default. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

               "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

               "Warrant" means the Warrant dated January 31, 1994 issued by Holdings to Continental Bank, N.A.

               "Wholly Owned" or "wholly owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a limited liability company or similar entity, a Subsidiary whose capital stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

               "Zero-Coupon Notes" means the $86,000,000 million aggregate principal amount of 13 1/2% Senior Zero Coupon Notes due 2004 issued by Holdings on the Issue Date.

               SECTION 1.2.  Incorporation by Reference of TIA.
                             ---------------------------------

               Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture securityholder" means a Holder or a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company and any other obligor on the Securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

               SECTION 1.3.  Rules of Construction.
                             ---------------------

               Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and words in the plural include the singular;

                    (5)  provisions apply to successive events and transactions;

                    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                    (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II

                                THE SECURITIES

               SECTION 2.1.  Form and Dating.
                             ---------------

               The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

               The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               SECTION 2.2.  Execution and Authentication.
                             ----------------------------

               Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

               If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

               A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

               The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $70,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $70,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $70,000,000, except as provided in
Section 2.7. Upon the written
order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

               Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

               SECTION 2.3.  Registrar and Paying Agent.
                             --------------------------

               The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI, and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

               The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

               The Company initially appoints The Depository Trust Company ("DTC"), to act as Depository with respect to the Global Securities.

               The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

               SECTION 2.4.  Paying Agent to Hold Assets in Trust.
                             ------------------------------------

               The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

               SECTION 2.5.  Securityholder Lists.
                             --------------------

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

               SECTION 2.6.  Transfer and Exchange.
                             ---------------------

                    (a)  Transfer and Exchange of Definitive Securities.  When
                         ----------------------------------------------
Definitive Securities are presented to the Registrar or a co-Registrar with a request:

                         (x) to register the transfer of such Definitive
Securities; or

                         (y) to exchange such Definitive Securities for an equal
principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                         (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or pursuant to an exemption from registration in accordance with Rule 144, or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act, or to an institutional "accredited investor" within the meaning of Rule 501 (A)(1), (2), (3) or (7) under the Securities Act that is acquiring such Transfer Restricted Security for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                    (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

               (b)  Restrictions on Transfer of a Definitive Security for a
                    -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
- ----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                    (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

               (c)  Transfer and Exchange of Global Securities.  The transfer
                    ------------------------------------------
and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

               (d)  Transfer of a Beneficial Interest in a Global Security for a
                    ------------------------------------------------------------
Definitive Security.
- -------------------

                    (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or pursuant to an exemption from registration in accordance with Rule 144, or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act, or to an institutional "accredited investor" within the meaning of Rule 501
          (A)(1), (2), (3) or (7) under the Securities Act that is acquiring such beneficial interest in such Global Security for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                    (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) or an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

                    (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

               (e)  Restrictions on Transfer and Exchange of Global Securities.
                    ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (f)  Authentication of Definitive Securities in Absence of
                    -----------------------------------------------------
Depository.  If at any time:
- ----------

                    (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within ninety days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

               (g)  Legends.
                    -------

                    (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM.

          EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
          (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNTIED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY

          EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A)  ABOVE."

                    (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
          (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) of this Indenture); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

               (h)  Cancellation and/or Adjustment of Global Security.  At such
                    -------------------------------------------------
time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

               (i)  Obligations with respect to Transfers and Exchanges of
                    ------------------------------------------------------
Definitive Securities.
- ---------------------

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                    (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14(8), 9.5, or 11.1 (final paragraph) of this Indenture).

                    (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning fifteen Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or
     Section 4.14 of this Indenture or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

          SECTION 2.7.  Replacement Securities.
                        ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.8.  Outstanding Securities.
                        ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 of this Indenture as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9 of this Indenture.

          If a Security is replaced pursuant to Section 2.7 of this Indenture (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7 of this Indenture.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than an Company or an Affiliate of an Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Treasury Securities.
                        -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

          SECTION 2.10.  Temporary Securities.
                         --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7 of this Indenture, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11 of this Indenture, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest ("Defaulted Interest"), shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be not more than fifteen days, and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                  ARTICLE III

                                  REDEMPTION

          SECTION 3.1.  Right of Redemption.
                        -------------------

          Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to June 1, 1999 (other than out of the Net Cash Proceeds of certain issuances of Capital Stock of the Company or Holdings described under "Redemption" in Section 5 of the form of the Securities attached as Exhibit A hereto). On or after June 1, 1999, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Redemption," in each case, including accrued and unpaid interest to the Redemption Date.

          SECTION 3.2.  Notices to Trustee.
                        ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least forty-five days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.3.  Selection of Securities to Be Redeemed.
                        --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4.  Notice of Redemption.
                        --------------------

          At least thirty days, but not more than sixty days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                    (3) the name, address and telephone number of the Paying Agent;

                    (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                    (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 of this Indenture or (b) such redemption payment is prohibited for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                    (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                    (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                    (8)  the CUSIP number of the Securities to be redeemed; and

                    (9)  that the notice is being sent pursuant to this Section
     3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.5.  Effect of Notice of Redemption.
                        ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.4 of this Indenture, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6.  Deposit of Redemption Price.
                        ---------------------------

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 of this Indenture and the Security.

          SECTION 3.7.  Securities Redeemed in Part.
                        ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   COVENANTS

          SECTION 4.1.  Payment of Securities.
                        ---------------------

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2.  Maintenance of Office or Agency.
                        -------------------------------

          The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2 of this Indenture.

          The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the Corporate Trust Office of the Trustee as such office.

          SECTION 4.3.  Limitation on Restricted Payments.
                        ---------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior to or after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio, or (3) the aggregate amount of all Restricted Payments made by the Company, the Guarantors and their Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) the amount determined by subtracting (i) 2.0 times the aggregate Consolidated Fixed Charges of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (the "Computation Period"), from (ii) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the Computation Period, plus (b) 100% of the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary or Unrestricted Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange, but including the Net Cash Proceeds received by the Company upon the exercise, exchange or conversion of securities into Qualified Capital Stock other than in connection with a Qualified Exchange) after the Issue Date and on or prior to the date of such Restricted Payment. The full amount of any Restricted Payment made pursuant to the immediately following paragraph (other than clause (w), (x) or (y) thereof), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding sentence.

          Notwithstanding the foregoing, the provisions in the immediately preceding paragraph will not prohibit (r) dividends by the Company to Holdings to the extent promptly applied by Holdings to pay (i) liquidated damages due on the Zero-Coupon Notes, (ii) amounts due in respect of Capital Stock of Holdings required to be repurchased upon the exercise of "put" rights held prior to the Issue Date by the holders of the Capital Stock issued upon exercise of the Warrant and (iii) reasonable general and administrative expenses of Holdings not to exceed $250,000 in any consecutive four-quarter period, (s) Investments by the Company or any Guarantor in Unrestricted Subsidiaries in an aggregate amount not to exceed the sum of (i) $5,000,000 plus (ii) to the extent not otherwise applied to a Restricted Payment, 100% of the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock after the Issue Date (other than (i) to a Subsidiary or Unrestricted Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange, but including the Net Cash Proceeds received by the Company upon the exercise, exchange or conversion of securities into Qualified Capital Stock other than in connection with a Qualified Exchange), (t) repurchases of Capital Stock from employees and directors of the Company or its Subsidiaries (or payments to Holdings for such a purpose) upon the death, disability or termination of employment or such person's position as a director in an aggregate amount to all employees and directors not to exceed $300,000 per year or $2,100,000 in the aggregate on and after the Issue Date, (u) payments by OVLC of dividends on its preferred stock outstanding prior to the Issue Date, in accordance with the terms thereof, (v) Investments in non-wholly owned Subsidiaries not to exceed $5,000,000 in the aggregate, (w) payments to Holdings for taxes calculated and paid in accordance with the Tax Sharing Agreement, (x) payments of up to $1,250,000 in the aggregate to repurchase Capital Stock of Subsidiaries are outstanding prior to the Issue Date, held by minority stockholders, and not beneficially owned by the Company or any of its Affiliates, (y) a Qualified Exchange, or (z) the payment of any dividend on Qualified Capital Stock within sixty days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. Notwithstanding any other provision hereof, the foregoing clauses (r)(iii), (s), (x) and (z) will not be deemed to permit the respective Restricted Payments otherwise contemplated to be made pursuant thereto if, immediately prior thereto or after giving effect to such Restricted Payment on a pro forma basis, a Default or an Event of Default shall have occurred or be continuing.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available internal financial statements; provided, however, that a failure to so deliver such Officers' Certificate shall not constitute a Default if the Company provides the Officers' Certificate within thirty days of the date of making such Restricted Payment and conclusively demonstrates therein that the Restricted Payment was permitted to be made on the date made. The Trustee may rely on such Officers' Certificate without further inquiry.

          SECTION 4.4.  Corporate and Partnership Existence.
                        -----------------------------------

          Subject to Article V, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate or partnership existence, as the case may be, and the corporate or partnership existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.5.  Payment of Taxes and Other Claims.
                        ---------------------------------

          Except with respect to immaterial items, the Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or dis-charge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 4.6.  Maintenance of Properties and Insurance.
                        ---------------------------------------

          The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company, the Guarantors and such Subsidiaries taken as a whole .

          SECTION 4.7.  Compliance Certificate; Notice of Default.
                        -----------------------------------------

               (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

               (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

          SECTION 4.8.  Reports.
                        -------

          Whether or not the Company or Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each of the Company and Holdings shall deliver to the Trustee and to each Holder and to prospective purchasers of the Securities identified to the Company by an Initial Purchaser within fifteen days after it is or would have been required to file such with the SEC, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company and Holdings were subject to Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required; and (ii) all reports that would be required to be filed with the SEC on Form 8-K. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request for so long as any Securities remain outstanding.

          SECTION 4.9.  Limitation on Status as Investment Company.
                        ------------------------------------------

          The Company shall not and it shall not permit any of its Subsidiaries to become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          SECTION 4.10.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries or Unrestricted Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions unless (1) the terms of such Affiliate Transaction are fair and reasonable to the Company, such Subsidiary or such Unrestricted Subsidiary, as the case may be, and no less favorable to the Company, such Subsidiary or such Unrestricted Subsidiary, as the case may be, than could have been obtained in comparable arm's length transaction with a non-Affiliate, (2) involving consideration to either party in excess of $1,000,000, unless such transaction is evidenced by an Officers' Certificate addressed and delivered to the Trustee stating that the terms of such Affiliate Transaction are fair and reasonable to the Company, such Subsidiary or such

Unrestricted Subsidiary, as the case may be, and no less favorable to the Company, such Subsidiary or such Unrestricted Subsidiary, as the case may be, than could have been obtained in comparable arm's length transaction with a non-Affiliate, and (3) involving consideration to either party in excess of $5,000,000, unless the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation. The foregoing restriction will not apply to (u) pro rata dividends or distributions paid in Cash on any class of Capital Stock and not prohibited under Section 4.3 of this Indenture, (v) payments to Holdings made in accordance with the Tax Sharing Agreement, (w) indemnification payments on behalf of directors or employees of the Company or a Guarantor made or incurred by such persons in such capacities, (x) payments made in accordance with the Brentwood Agreement as in effect on the Issue Date, so long as no Event of Default shall have occurred or be continuing, (y) repurchases of Capital Stock not prohibited under clause (t) of Section 4.3 of this Indenture and (z) transactions between the Company and any Wholly Owned Subsidiary Guarantor of the Company or between Wholly Owned Subsidiary Guarantors of the Company.

          SECTION 4.11.  Limitation on Incurrence of Additional Indebtedness and
                         -------------------------------------------------------
Disqualified Capital Stock.
- --------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or "Incur" or, as appropriate, an "incurrence" or "Incurrence"), any Indebtedness or any Disqualified Capital Stock from and after the Issue Date. Notwithstanding the foregoing:

                    (1) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Cash Flow Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Cash Flow Ratio, the use of proceeds thereof, would be no greater than 6 to 1 for Incurrence Dates prior to June 1, 1998 and no greater than 5 to 1 thereafter (the "Debt Incurrence Ratio"), then the Company and the Guarantors may incur such Indebtedness or Disqualified Capital Stock, provided, however, that Indebtedness incurred by a Guarantor shall be subordinated in right of payment to such Guarantor's Guarantee of the Securities, except for Non-recourse Purchase Money Indebtedness of such Guarantor and Indebtedness of such Guarantor in the form of a guarantee which is in respect of Indebtedness of the Company that is pari passu in right of payment with the Securities, in which case that guarantee may be pari passu in right of payment with such Guarantor's Guarantee of the Securities;

                    (2) the Company and the Guarantors may incur Indebtedness evidenced by the Securities and the Guarantees and represented by the Indenture up to the amounts specified herein as of the Issue Date;

                    (3) the Company and the Guarantors may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (1) and (2) of this Section
          4.11 or which is, after giving effect to the implementation of the New Credit Facility, outstanding on the Issue Date;

                    (4) the Company and the Guarantors may incur Permitted Indebtedness;

                    (5) the Company and the Guarantors may incur Indebtedness pursuant to the New Credit Facility on or after the Issue Date up to an aggregate amount outstanding (including any Indebtedness issued to Refinance, refund or replace such Indebtedness) at any time of $50,000,000, plus accrued interest, fees incurred in connection with the New Credit Facility and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the New Credit Facility, reduced by the amount of any such Indebtedness permanently retired with Net Cash Proceeds from any Asset Sale (other than a sale of Assets to Be Disposed of) or assumed by a transferee in an Asset Sale; and

                    (6) the Company and the Guarantors may incur Indebtedness on or after the Issue Date up to an aggregate amount outstanding (including any Indebtedness issued to Refinance, refund or replace such Indebtedness) at any time of $7,500,000.

          SECTION 4.12.  Limitations on Dividends and Other Payment Restrictions
                         -------------------------------------------------------
Affecting Subsidiaries.
- ----------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to, or to pay any obligation to, or otherwise to transfer assets or property to, or make or pay loans or advances to, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities, this Indenture, the Zero-Coupon Notes or the indenture pursuant to which the Zero-Coupon Notes are issued, (b) customary provisions restricting subletting or assignment of any lease (including a Capitalized Lease Obligation), (c) restrictions imposed by applicable law, (d) existing restrictions under Indebtedness outstanding, after giving effect to the implementation of the New Credit Facility, on the Issue Date, (e) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or under any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided, such restrictions apply solely to the Capital Stock or assets of such Subsidiary, (g) restrictions pursuant to the New Credit Facility, (h) restrictions pursuant to Indebtedness, other than Subordinated Indebtedness, incurred in compliance with clause (1) of Section
4.11 of this Indenture (including Refinancings permitted to be incurred under clause (3) thereof), (i) Liens specified under "Permitted Liens," other than clauses (b), (c) and (e) thereof, and (j) in connection with and pursuant to permitted Refinancings, replacements of restrictions that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

          SECTION 4.13.  Limitations on Liens.
                         --------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, suffer to exist or become effective any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless all payments due under the Indenture and the Securities or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien, provided, however, that Permitted Liens may be created or incurred or may exist or become effective without any requirement that all payments due under this Indenture, the Securities or the Guarantees, as the case may be, be equally and ratably secured.

          SECTION 4.14.  Limitation on Sales of Assets and Subsidiary Stock.
                         --------------------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation and including upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company or any sale and leaseback transaction, whether by the Company or a Subsidiary or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (1)(a) within 405 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount"), are applied to the optional redemption of the Securities in accordance with the terms of this Indenture or to the repurchase of the Securities pursuant to an irrevocable, unconditional offer by the Company (the "Asset Sale Offer"), to repurchase Securities at a purchase price (the "Asset Sale Offer Price"), of 100% of principal amount, plus accrued interest to the date of payment, made within 360 days of such Asset Sale or (b) within 360 days of such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional ninety days) in fixed assets and real property which in the good faith judgment of the Board of Directors constitute or are a part of a Related Business of the Company, or in 100% of the issued and outstanding Capital Stock of a person the assets of which are principally comprised of such fixed assets and real properties, or (ii) used to retire Indebtedness outstanding under the New Credit Facility, except with respect to the use of proceeds from the sale of Assets to Be Disposed of, and to permanently reduce the amount of such Indebtedness permitted to be incurred in compliance with paragraph (5) of Section 4.11 of this Indenture (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount), (2) with respect to any transaction or related series of transactions in respect of securities, property or assets with an aggregate fair market value in excess of $1,000,000, at least 85% of the consideration for such Asset Sale (excluding the amount of (A) any Indebtedness (other than the Securities) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) property received by the Company or any such Subsidiary from the transferee that within thirty days of such Asset Sale is converted into Cash or Cash Equivalents) consists of Cash or Cash Equivalents,
(3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale. Notwithstanding clause (1)(a) above, if an Asset Sale Offer is commenced and securities of the Company ranking pari passu in right of payment with the Securities are outstanding at the date of commencement thereof, the terms of which provide that a substantially similar offer must be made with respect thereto, then the Asset Sale Offer shall be made concurrently with such other offer, and securities of each issue which the holders of securities of such issue elect to have purchased will be accepted pro rata in proportion to the aggregate principal amount thereof; provided, that in so repurchasing such other securities, the Company is in compliance with Section 4.3 of this Indenture.

          In addition, notwithstanding the provisions of the prior paragraph:

                    (i) the Company and its Subsidiaries may (A) convey, sell, lease, transfer, assign or otherwise dispose of assets in the ordinary course of business or (B) exchange assets for assets in a Related Business, provided, however, in the case of this clause (B) that (1) the Company, prior to the consummation of any such proposed exchange or series of related exchanges having a fair market value in excess of $2,500,000, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation, (2) no Default or Event of Default shall have occurred and be continuing and (3) after giving effect to such proposed exchange on a pro forma basis, either (x) the Company is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio or (y) the Company's Debt Incurrence Ratio is no greater than it was immediately prior to such proposed exchange;

                    (ii) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Article V of this Indenture;

                    (iii) the Company and its Subsidiaries may (A) sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, or (B) abandon such property if it cannot, through reasonable efforts, be sold; and

                    (iv) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Wholly Owned Subsidiaries.

          The Company shall accumulate all Net Cash Proceeds (including any cash as and when received from the proceeds of any property which itself was acquired in consideration of an Asset Sale), and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by this Section 4.14 is referred to as the "Accumulated Amount."

          For purposes of this Section 4.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $10,000,000. Not later than ten Business Days after each Minimum Accumulation Date, the Company will commence an irrevocable unconditional offer (an "Offer to Purchase"), to the Holders to purchase, on a pro rata basis, for Cash, Securities having a principal amount (the "Offer Amount"), equal to the Accumulated Amount, at a purchase price (the "Offer Price"), equal to 100% of principal amount, plus accrued but unpaid interest to, and including, the date (the "Purchase Date"), the Securities tendered are purchased and paid for in accordance with this
Section 4.14. The Offer to Purchase shall remain open for twenty Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than ninety Business Days after such Minimum Accumulation Date (or within 120 days of the commencement of the Offer to Purchase if, during any such extension beyond ninety days following the commencement, the Company is diligently pursuing all commercially reasonable steps to consummate the Offer to Purchase or purchase properly tendered Securities pursuant thereto as promptly as practicable). Notice of an Offer to Purchase will be sent on or before the commencement of any Offer to Purchase, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Offer to Purchase. The notice, which (to the extent consistent with the Indenture) shall govern the terms of the Offer to Purchase, shall state:

                    (1) that the Offer to Purchase is being made pursuant to such notice and this Section 4.14;

                    (2) the Offer Amount, the Offer Price, the amount of accrued and unpaid interest as of the then applicable Purchase Date, the Final Put Date (as defined below), and the then applicable Purchase Date;

                    (3) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                    (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the penultimate paragraph of this
     Section 4.14 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                    (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Offer to Purchase will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Purchase Date and (b) the third Business Day following the expiration of the Offer to Purchase (such earlier date being the "Final Put Date");

                    (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                    (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Offer to Purchase are tendered on or prior to the Final Put Date and not withdrawn, the Company shall purchase such Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                    (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                    (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

          Any such Offer to Purchase shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before a Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer to Purchase on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) of this Section 4.14), (ii) deposit with the Paying Agent Cash sufficient to pay the Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company shall not have any obligation to accept for payment or pay for any Securities tendered by a Holder after the Final Put Date. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          If the amount required to be paid by the Company in order to acquire all Securities duly tendered by Holders (and not withdrawn) pursuant to an Offer to Purchase (the "Acceptance Amount"), made pursuant to the third paragraph of this Section 4.14 is less than the Offer Amount, the excess of the Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Offer to Purchase made in accordance with the terms of this Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Securities tendered pursuant to the Offer to Purchase.

          SECTION 4.15.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the

Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.16.  Rule 144A Information Requirement.
                         ---------------------------------

          The Company shall furnish to the Holders of the Securities, securities analysts, and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

          SECTION 4.17.  Restriction on Sale and Issuance of Subsidiary
                         ----------------------------------------------
Stock.
- -----

          The Company and the Guarantors shall not sell, and shall not permit any of their Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary of the Company to any person other than the Company or a wholly owned Subsidiary of the Company, provided, however, that all of the Capital Stock of a Subsidiary of the Company may be sold if such Asset Sale complies with the provisions of Section 4.14 of this Indenture. In such case, the Subsidiary so sold shall be released from its obligations under its Guarantee in respect of the Securities and this Indenture.

          SECTION 4.18.  Future Subsidiary Guarantors.
                         ----------------------------

          All present and future Subsidiaries of the Company jointly and severally shall guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Securities on a senior basis, all in accordance with Article XII hereof.

          SECTION 4.19.  Limitations on Lines of Business.
                         --------------------------------

          The Company shall not and shall not permit any of its Subsidiaries or Unrestricted Subsidiaries to directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

          SECTION 5.1.  Limitation on Merger, Sale or Consolidation.
                        -------------------------------------------

               (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; (iii) other than in the case of a transaction solely between the Company and any wholly owned Guarantor, immediately after giving effect to such transaction on a pro forma basis, the consolidated surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio; and (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transactions have been satisfied.

               (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.2.  Successor Corporation Substituted.
                        ---------------------------------

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 of this Indenture, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.  Events of Default.
                        -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) failure to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of such default for a period of thirty days;

               (2) failure to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise, including, without limitation, default in the payment of the Change of Control Payment in accordance with Article XI or the Offer Price in accordance with Section 4.14 or otherwise;

               (3) the making by the Company or any of its Subsidiaries of a Restricted Payment not permitted by Section 4.3 of this Indenture;

               (4) failure by the Company or any Guarantor to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of sixty days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (5) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of sixty days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of sixty days;

               (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

               (7) a default under Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5,000,000
     (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

               (8) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $5,000,000 at any one time rendered against the Company or any of its Subsidiaries and not be stayed, bonded or discharged within a period (during which execution shall not be effectively stayed) of ninety days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein); or

               (9) except as otherwise permitted under this Indenture and the Securities, the cessation of effectiveness of any Guarantee in any material respect or the finding by any judicial proceeding that any Guarantee is unenforceable or invalid in any material respect or the denial or disaffirmation by any Guarantor in writing of its obligations under its Guarantee.

          Notwithstanding the sixty-day period and notice requirement contained in Section 6.1(4) above, (i) with respect to a default under Article XI the sixty-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1 of this Indenture, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in
Section 6.1(4) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Payment, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on such due date; and

(ii) with respect to a default under Section 4.14 of this Indenture, the sixty-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the notice of an Offer to Purchase is required to be sent in the event that the Company has not complied with the provisions of Section 4.14 of this Indenture requiring the giving of such notice, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Offer Price, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on such due date.

          If a Default occurs and is continuing, the Trustee must, within ninety days after the occurrence of such default, give to the Holders notice of such default.

          SECTION 6.2.  Acceleration of Maturity Date; Rescission and
                        ---------------------------------------------
Annulment.
- ---------

          If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) above relating to the Company or any of its Significant Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(7) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within sixty days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in Section 6.1(7) above has occurred that has not been cured or waived, or as to which the declaration has not been rescinded, within sixty days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(5) or (6) above relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee Cash sufficient to pay:

                    (A)  all overdue interest on all Securities,

                    (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                    (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and

               (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12 of this Indenture.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
- -------

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.1 of this Indenture occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 of this Indenture.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
- ----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6.  Priorities.
                        ----------

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7 of this Indenture;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest, respectively; and

          THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 6.7.  Limitation on Suits.
                        -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

               (D) the Trustee for sixty days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (E) no direction inconsistent with such written request has been given to the Trustee during such sixty-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
- --------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and in the case of the Offer Price, on the Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9.  Rights and Remedies Cumulative.
                         ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10.  Delay or Omission Not Waiver.
                         ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11.  Control by Holders.
                         ------------------

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12.  Waiver of Past Default.
                         ----------------------

          Subject to Section 6.8 of this Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

               (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section
     6.1 of this Indenture and not yet cured, or

               (B)  in respect of a covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13.  Undertaking for Costs.
                         ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14.  Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          SECTION 7.1.  Duties of Trustee.
                        -----------------

               (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (b)  Except during the continuance of a Default or an Event of
Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 of this Indenture.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2.  Rights of Trustee.
                        -----------------

          Subject to Section 7.1 of the Indenture:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

               (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 5.1 of this Indenture, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          SECTION 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture.

          SECTION 7.4.  Trustee's Disclaimer.
                        --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5.  Notice of Default.
                        -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within ninety days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          Within sixty days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.7.  Compensation and Indemnity.
                        --------------------------

          The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 of this Indenture;

               (b)  the Trustee is adjudged bankrupt or insolvent;

               (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 of this Indenture have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7 of this Indenture, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within sixty days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 of this Indenture, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 of this Indenture shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10.  Eligibility; Disqualification.
                         -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1.  Discharge; Option to Effect Legal Defeasance or
                        -----------------------------------------------
Covenant Defeasance.
- -------------------

          This Indenture shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder. In addition, the Company may, at its option at any time, elect to have Section 8.2 or 8.3 of this Indenture applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2.  Legal Defeasance and Discharge.
                        ------------------------------

          Upon the Company's exercise under Section 8.1 of this Indenture of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 of this Indenture and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 of this Indenture, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 5.2 of this Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 of this Indenture with respect to the Securities.

               SECTION 8.3.  Covenant Defeasance.
                             -------------------

               Upon the Company's exercise under Section 8.1 of this Indenture of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14,
4.17 and 4.18 and Article V of this Indenture with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(4) of this Indenture shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of this Indenture of the option applicable to this Section 8.3, Sections 6.1(7) and 6.1(8) of this Indenture shall not constitute Events of Default.

               SECTION 8.4.  Conditions to Legal or Covenant Defeasance.
                             ------------------------------------------

               The following shall be the conditions to the application of either Section 8.2 or 8.3 of this Indenture to the outstanding Securities:

                    (a) (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this

Indenture who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities and (2) the Holders must have a valid, perfected, exclusive security interest in such trust;

                    (b) In the case of an election under Section 8.2 of this Indenture prior to one year before the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (c) In the case of an election under Section 8.3 of this Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(5) or 6.1(6) of this Indenture is concerned, at any time in the period ending on the ninety-first day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 of this Indenture will cease to be in effect unless an Event of Default under Section 6.1(5) or 6.1(6) of this Indenture occurs during such period);

                    (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors, or any of their Subsidiaries is a party or by which any of them is bound;

                    (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 of this Indenture was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                    (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 of this Indenture or the Covenant Defeasance under
Section 8.3 of this Indenture, as the case may be, have been complied with as contemplated by this Section 8.4.

               SECTION 8.5.  Deposited Cash and U.S. Government Obligations to
                             -------------------------------------------------
be Held in Trust; Other Miscellaneous Provisions.
- ------------------------------------------------

               Subject to Section 8.6 of this Indenture, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 of this Indenture in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               SECTION 8.6.  Repayment to the Company.
                             ------------------------

                    (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any Cash and U.S. Government Obligations (including the proceeds thereof) held by them at any time in excess of amounts required to pay principal of, premium, if any, and interest on the outstanding Securities on the applicable date.

                    (b) Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               SECTION 8.7.  Reinstatement.
                             -------------

               If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 of this Indenture, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 of this Indenture, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

               SECTION 9.1.  Supplemental Indentures Without Consent of Holders.
                             --------------------------------------------------

               Without the consent of any Holder, the Company, or any Guarantor (when authorized by Board Resolutions) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                    (1) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                    (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                    (3) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or to make any other change that does not adversely affect the legal rights of any Holder under the Indenture, provided, that the Company or the Guarantors have delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                    (4) to provide for collateral for or additional Guarantors of the Securities;

                    (5) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

                    (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or

                    (7) to provide for the issuance and authorization of the Exchange Securities.

               SECTION 9.2.  Amendments, Supplemental Indentures and Waivers
                             -----------------------------------------------
with Consent of Holders.
- -----------------------

               Subject to Section 6.8 of this Indenture, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 of this Indenture, the Holder or Holders of not less than a majority, in principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holder of each outstanding Security affected thereby:

                    (1)  change the Change of Control Purchase Date pursuant to
Section 11.1 hereof or the Asset Sale Offer Period pursuant to Section 4.14 hereof;

                    (2) reduce the principal amount of any Security, or reduce the Change of Control Payment, the Offer Price or the Redemption Price;

                    (3) reduce the rate or extend the time for payment of interest on any Security;

                    (4) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                    (5) change the ranking of the Securities or the Guarantees to anything other than pari passu in right of payment to all unsubordinated Indebtedness of the Company or the applicable Guarantor;

                    (6)  change the Stated Maturity of any Security;

                    (7) alter the redemption provisions of Article III or the change of control provisions in Article XI in a manner adverse to any Holder;

                    (8) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security, including without limitation any changes that impair the right to institute suit for enforcement of such payments or any changes in Section 6.8 or 6.12 of this Indenture or the third sentence of this
Section 9.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

                    (9) make the principal of, or the interest on, or any premium payable upon redemption of, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security is payable) and the Securities as in effect on the date hereof.

               It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

               After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 of this Indenture becomes effective, it shall bind each Holder.

               In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

               SECTION 9.3.  Compliance with TIA.
                             -------------------

               Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

               SECTION 9.4.  Revocation and Effect of Consents.
                             ---------------------------------

               Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2 of this Indenture, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

               SECTION 9.5.  Notation on or Exchange of Securities.
                             -------------------------------------

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

               SECTION 9.6.  Trustee to Sign Amendments, Etc.
                             --------------------------------

               The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X

                          MEETINGS OF SECURITYHOLDERS

               SECTION 10.1.  Purposes for Which Meetings May Be Called.
                              -----------------------------------------

               A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                    (a) to give any notice to the Company, any Guarantor or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VI;

                    (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

                    (c) to consent to an amendment, supplement or waiver and the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2 of this Indenture; or

                    (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

               SECTION 10.2.  Manner of Calling Meetings.
                              --------------------------

               The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.1 of this Indenture, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of each meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantors and the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than ten nor more than sixty days prior to the date fixed for such meeting.

               Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

               SECTION 10.3.  Call of Meetings by the Company or Holders.
                              ------------------------------------------

               In case at any time the Company or the Holders of not less than 20% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.1 of this Indenture, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2 of this Indenture, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than ten nor more than sixty days prior to the date fixed for the meeting.

               SECTION 10.4.  Who May Attend and Vote at Meetings.
                              -----------------------------------

               To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and the Guarantors and their counsel.

               SECTION 10.5.  Regulations May Be Made by Trustee; Conduct of the
                              --------------------------------------------------
Meeting; Voting Rights; Adjournment.
- -----------------------------------

               Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.3 of this Indenture, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

               At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.2 or 10.3 of this Indenture may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

               SECTION 10.6.  Voting at the Meeting and Record to Be Kept.
                              -------------------------------------------

               The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. Subject to the Trustee's regulations adopted under Section 10.5 of this Indenture, the permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section
10.2 of this Indenture or published as provided in Section 10.3 of this Indenture. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

               Any record so signed and verified shall be conclusive evidence of the matters therein stated.

               SECTION 10.7.  Exercise of Rights of Trustee or Securityholders
                              ------------------------------------------------
May Not Be Hindered or Delayed by Call of Meeting.
- -------------------------------------------------

               Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE XI

                          RIGHT TO REQUIRE REPURCHASE

               SECTION 11.1.  Repurchase of Securities at Option of the Holder
                              ------------------------------------------------
Upon a Change of Control.
- ------------------------

                    (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) at a cash price (the "Change of Control Payment"), equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to and including the date (the "Change of Control Payment Date"), the Securities tendered are purchased and paid for in accordance with this Article XI.

                    (b) In the event of a Change of Control, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer"), as follows:

               (1) the Change of Control Offer shall commence within thirty Business Days following the Change of Control date;

               (2) the Change of Control Offer shall remain open for twenty Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than ninety Business Days after the occurrence of the Change of Control (or not more than 120 days of the Change of Control if, during any such extension beyond ninety days following the Change of Control, the Company is diligently pursuing all commercially reasonable steps to consummate the Change of Control Offer as promptly as practicable);

               (3) the Company shall provide the Trustee with notice of the Change of Control Offer at least five Business Days before the commencement of any Change of Control Offer; and

               (4) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                    (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                    (ii) the Change of Control Payment, including the amount of accrued and unpaid interest as of the then applicable Change of Control Payment Date, the then applicable Change of Control Payment Date and the Change of Control Put Date (as defined below);

                    (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                    (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this Article XI or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any

     Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                    (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                    (vii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                    (viii) a brief description of the events resulting in such Change of Control.

          Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Payment (including accrued and unpaid interest) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Payment Date mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company shall not have any obligation to accept for payment or pay for any Securities tendered by a Holder after the Change of Control Put Date. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                                  ARTICLE XII

                                   GUARANTEE

               SECTION 12.1.  Guarantee.
                              ---------

                    (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to the fullest extent permitted by applicable law, each of the Guarantors hereby irrevocably and unconditionally guarantees on a senior basis (collectively, the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (x) the principal of and premium (if any), and interest on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control, an Offer to Purchase or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (z) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                    (b) Each Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

                    (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 of this Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 of this Indenture, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

                    (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

               SECTION 12.2.  Execution and Delivery of Guarantee.
                              -----------------------------------

               To evidence its Guarantee set forth in Section 12.1 of this Indenture, each Guarantor agrees to execute a Guarantee substantially in the form annexed hereto as Exhibit B and that this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature, other than in the case of any Guarantor which has only one officer, in which case, by such sole officer.

               Each Guarantor agrees that its Guarantee set forth in Section
12.1 of this Indenture shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guarantee.

               If an Officer whose signature is on a Guarantee no longer holds that office at the time the Trustee authenticates the Security to which a Guarantee relates, the Guarantee shall be valid nevertheless.

               The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

               SECTION 12.3.  Future Guarantors.
                              -----------------

               The Company and the Guarantors covenant and agree that they shall cause each person that is or becomes a Subsidiary of the Company or of any Guarantor to execute a Guarantee in the form of Exhibit B hereto and will cause such Subsidiary to execute an Indenture supplemental hereto for the purpose of adding such Subsidiary as a Guarantor hereunder.

               SECTION 12.4.  Certain Bankruptcy Events.
                              -------------------------

               Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                  ARTICLE XIII

                                 MISCELLANEOUS

               SECTION 13.1.  TIA Controls.
                              ------------

               If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

               SECTION 13.2.  Notices.
                              -------

               Any notices or other communications to the Company or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company or any Guarantor:

                    Cobblestone Golf Group, Inc.
                    3702 Villa de la Valle, Suite 202
                    Del Mar, California 92014
                    Attention:  Chief Financial Officer
                    Telecopy: (619) 794-7806
               if to the Trustee:

                    Norwest Bank Minnesota, National Association
                    Norwest Center
                    Sixth Street and Marquette Avenue
                    Minneapolis, Minnesota  55472
                    Attention:  Corporate Trust Division
                    Telecopy: (612) 667-9825

               Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

               Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               SECTION 13.3.  Communications by Holders with Other Holders.
                              --------------------------------------------

               Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

               SECTION 13.4.  Certificate and Opinion as to Conditions
                              ----------------------------------------
Precedent.
- ---------
               Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                         (1)  an Officers' Certificate (in form and
     substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                         (2)  an Opinion of Counsel (in form and
     substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

               SECTION 13.5.  Statements Required in Certificate or Opinion.
                              ---------------------------------------------

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                         (1)  a statement that the Person making such
     certificate or opinion has read such covenant or condition;

                         (2)  a brief statement as to the nature and
     scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

               SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.
                              -----------------------------------------

               The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

               SECTION 13.7.  Legal Holidays.
                              --------------

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               SECTION 13.8.  Governing Law.
                              -------------

               THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED

WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

               SECTION 13.9.  No Adverse Interpretation of Other Agreements.
                              ---------------------------------------------

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

               SECTION 13.10.  No Recourse Against Others.
                               --------------------------

               No partner, incorporator, direct or indirect stockholder, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities or this Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

               SECTION 13.11.  Successors.
                               ----------

               All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

               SECTION 13.12.  Duplicate Originals.
                               -------------------

               All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

               SECTION 13.13.  Severability.
                               ------------

               In case any one or more of the provisions in this Indenture or in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

               SECTION 13.14.  Table of Contents, Headings, Etc.
                               ---------------------------------

               The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

               SECTION 13.15.  Qualification of Indenture.
                               --------------------------

               The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

               SECTION 13.16.  Registration Rights.
                               -------------------

               Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                               COBBLESTONE GOLF GROUP, INC.,
                                                 a Delaware corporation



                                               By: /s/ James A. Husband
                                                   --------------------
                                                   Name:  James A. Husband
                                                   Title: President and Chief
                                                          Executive Officer



Attest:  /s/ Stefan C. Karnavas
         ----------------------
                      Secretary



                                               NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION, as Trustee



                                               By: /s/ Raymond S. Haverstock
                                                   -------------------------
                                                   Name:  Raymond S. Haverstock
                                                   Title: Vice President

GUARANTORS:                                ESCONDIDO CONSULTING, INC.



                                           By:  /s/ James A. Husband
                                                --------------------
                                                Name:  James A. Husband
                                                Title: President



                                           By:  /s/ Stefan C. Karnavas
                                                ----------------------
                                                Name:  Stefan C. Karnavas
                                                Title: Secretary


COBBLESTONE TEXAS,                         PECAN GROVE GOLF CLUB, INC.
 INC.


By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary


FOOTHILLS HOLDING                          BELLOWS GOLF GROUP, INC.
 COMPANY, INC.


By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary

CARMEL MOUNTAIN                            OVLC MANAGEMENT CORP.
 RANCH GOLF CLUB, INC.



By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary


OVLC FINANCIAL CORP.                       CSR GOLF GROUP, INC.



By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary

LAKEWAY GOLF CLUBS,                        WOODCREST GOLF CLUB, INC.
 INC.



By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary


VIRGINIA GOLF COUNTRY                      OCEAN VISTA LAND COMPANY
 CLUB, INC.



By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary

GOLF COURSE INNS OF                        OCEANSIDE GOLF MANAGEMENT
 AMERICA, INC.                                CORP.



By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: President                           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Secretary                           Title: Secretary


WHISPERING PALMS                           C-RHK, INC.
 COUNTRY CLUB JOINT VENTURE



By:  /s/ James A. Husband                  By:  /s/ James A. Husband
     --------------------                       --------------------
     Name:  James A. Husband                    Name:  James A. Husband
     Title: Managing Committee Member           Title: President



By:  /s/ Stefan C. Karnavas                By:  /s/ Stefan C. Karnavas
     ----------------------                     ----------------------
     Name:  Stefan C. Karnavas                  Name:  Stefan C. Karnavas
     Title: Managing Committee Member           Title: Secretary

LIQUOR CLUB AT PECAN GROVE, INC.           TGFC CORP.



By:  /s/ Timothy S. O'Hern                 By:  /s/ James A. Husband
     ---------------------                      --------------------
     Name:  Timothy S. O'Hern                   Name:  James A. Husband
     Title: President                           Title: President



                                           By:  /s/ Stefan C. Karnavas
                                                ----------------------
                                                Name:  Stefan C. Karnavas
                                                Title: Secretary


LAKEWAY CLUBS, INC.                        CEL GOLF GROUP, INC.



By:  /s/ Laurie Ann Wright                 By:  /s/ James A. Husband
     ---------------------                      --------------------
     Name:  Laurie Ann Wright                   Name:  James A. Husband
     Title: President, Treasurer and            Title: President
             Secretary


                                           By:  /s/ Stefan C. Karnavas
                                                ----------------------
                                                Name:  Stefan C. Karnavas
                                                Title: Secretary

                                                                       EXHIBIT A
                               FORM OF SECURITY

                         COBBLESTONE GOLF GROUP, INC.

                   11 1/2% SERIES A/1/ SENIOR NOTE DUE 2003


                                                             CUSIP No. 190885AA1
No.                            $


          Cobblestone Golf Group, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on June 1, 2003.

          Interest Payment Dates: June 1 and December 1, commencing December 1, 1996.

          Record Dates:  May 15 and November 15.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                                              COBBLESTONE GOLF GROUP, INC.,
                                              a Delaware corporation



                                              By: ______________________________
                                                  Name:
                                                  Title:



Attest: ____________________
            Secretary

        ____________________

        /1/  Series A should be replaced with Series B in the Exchange
Securities.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities described in the within-mentioned
                                  Indenture.

                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Trustee



                                         By _____________________________
                                            Authorized Signatory


     Dated:  ___________ ___, _____.

                         COBBLESTONE GOLF GROUP, INC.


                   11 1/2% SERIES A/2/ Senior Note due 2003


               Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./3/

               THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM.

               EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIRE-


___________________________

/2/  Series A should be replaced with Series B in the Exchange Security.

/3/ This paragraph should only be added if the Security is issued in global form.

               MENTS OF RULE 144A, (b) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNTIED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE./4/

1.   Interest.
     --------

               Cobblestone Golf Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 11 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 11 1/2% per annum compounded semi-annually.

               The Company will pay interest semi-annually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from June 4, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

___________________

/4/  This paragraph should be included only for the Initial Securities.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in Cash. However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check denominated in United States Dollars. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, Norwest Bank Minnesota, National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of June 4, 1996 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $70,000,000.

5.   Redemption.
     ----------

          The Securities may be redeemed in whole or from time to time in part at any time on and after June 1, 1999, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest to the Redemption Date. The Securities may not be so redeemed prior to June 1, 1999 (other than out of the Net Cash Proceeds of certain issuances of Qualified Capital Stock of the Company described below).

          If redeemed during
          the 12-month period
          beginning June 1,          Redemption Price
          -------------------        ----------------

          1999 . . . . . . . . .         105.750%
          2000 . . . . . . . . .         103.833%
          2001 . . . . . . . . .         101.917%
          2002 and thereafter. .         100.000%

          Notwithstanding the foregoing, until June 1, 1999, upon one or more Public Equity Offerings or issuances of Qualified Capital Stock to Strategic Investors, up to $17,500,000 aggregate principal amount of Securities may be redeemed at the option of the Company within 120 days of such Public Equity Offering or issuance to Strategic Investors, with the Net Cash Proceeds thereof in the case of such an offering by the Company, or from such proceeds invested by Holdings in the Company's Qualified Capital Stock in the case of such an offering by Holdings, at 110.5% of the principal amount, together with accrued and unpaid interest, if any, to the date of redemption; provided, however, that immediately following each such redemption not less than $52,500,000 aggregate principal amount of Securities is outstanding.

          Any such redemption will comply with Article III of the Indenture.

6.   Notice of Redemption.
     --------------------

          Notice of redemption will be sent by first class mail, at least
30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its and the Guarantors' obligations discharged with respect to outstanding Securities.

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and the Guarantors to, among other things, Incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  Repurchase at Option of Holder.
     ------------------------------

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company, the Guarantors or any of their respective Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

14.  Successors.
     ----------

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company any Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

          No partner, incorporator, direct or indirect stockholder, partner, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities or the Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.  Additional Rights of Holders of Transfer Restricted Securities./5/
     --------------------------------------------------------------

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

22.  Guarantees
     ----------

          This security is entitled to the benefit of certain Guarantees pursuant to Article XII of the Indenture.



________________

/5/  This paragraph should be included only for the Initial Securities.

                                  ASSIGNMENT



          I or we assign this Security to

__________________________________________________________
__________________________________________________________

__________________________________________________________
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed: ________________________________

___________________________________________________________

                        (Sign exactly as name appears on
                        the other side of this Security)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box: [_] Section 4.14 [_] Article XI.

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:  ________________          Signature:__________________________________
                                            (Sign exactly as your name
                                            appears on the other side of this
                                            Security)

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/6/


               The following exchanges of a part of this Global Security for Definitive Securities have been made:


              Amount of          Amount of          Principal Amount        Signature of
              decrease in        increase in        of this Global          authorized officer of
              Principal Amount   Principal Amount   Security following      Trustee or
Date of       of this Global     of this Global     such decrease (or       Securities
Exchange      Security           Secrurity          increase)               Custodian
- ------------------------------------------------------------------------------------------




____________________________

/6/ This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED SECURITIES/7/

Re:  11 1/2% SERIES A SENIOR NOTES DUE 2003 OF COBBLESTONE GOLF GROUP, INC.

     This Certificate relates to $______ principal amount of Securities held in (check applicable space) _____ book-entry or ______ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

     [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     [_] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i) or Section 2.6(d)(i)(B) of the Indenture), to an institutional "accredited investor" within the meaning of subparagraph
(a)(1),(2),(3) or (7) of Rule 501 under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06 (d)(i)(B) of the Indenture).

__________________

/7/  The following should be included only for Initial Securities.

     [_] Such Security is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

     [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                                           __________________________________
                                           [INSERT NAME OF TRANSFEROR]


                                           By:_______________________________


Date:__________________________________

                                                                       EXHIBIT B

                               FORM OF GUARANTEE
                               -----------------

          For value received, __________________, a __________________
[corporation/general partnership], hereby irrevocably and unconditionally guarantees on a senior basis to the Holder of the Security which is entitled to the benefit of this Guarantee, the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XII of the Indenture. The Guarantee of the Security to which this Guarantee relates will not become effective until the Trustee signs the certificate of authentication on such Security.


                                                 _______________________________

                                                 By: ___________________________


                                                 By: ___________________________